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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Syratech Corporation:

     We consent to the use in this Registration Statement of Syratech Corporation (the "Company") on Form S-4 of our report dated February 8, 1996 (February 15, 1996 as to paragraphs 1 and 4 of Note 2). We also consent to the incorporation by reference in this Registration Statement of our reports dated February 8, 1996 (February 15, 1996 as to Note 14) appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995, and to the use of the above described reports in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to references to us under the headings "Selected Consolidated Historical Financial Data" and "Experts" in such Proxy Statement/Prospectus.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 25, 1996